UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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QAD Inc.

(Name of Registrant as Specified In Its Charter)

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QAD Inc.
100 Innovation Place
Santa Barbara, California 93108
805-566-6000

          , 2010

To All QAD Inc. Stockholders:

On behalf of the Board of Directors of QAD Inc. (“QAD”), I cordially invite you to attend a Special Meeting of Stockholders of QAD to be held at the QAD corporate headquarters located at 100 Innovation Place, Santa Barbara, California, on          , 2010, at           Pacific Standard Time. A Notice of Special Meeting of Stockholders, proxy card and proxy statement containing information about the matters to be acted upon at the Special Meeting are enclosed.

The matters to be considered at the Special Meeting are described in the accompanying Notice of Special Meeting of Stockholders and proxy statement. We encourage you to read the enclosed information carefully.

Whether in person or by proxy, it is important that your shares be represented at the Special Meeting. To ensure your participation in the Special Meeting, regardless of whether or not you plan to attend in person, please submit a proxy via the Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card. If you do attend the Special Meeting, you may revoke your previously submitted proxy at that time if you wish, and vote in person. If you plan to vote your shares in person at the Special Meeting, please note the instructions on page    of the enclosed proxy statement.

We look forward to seeing you at the Special Meeting.

Sincerely,

Karl F. Lopker
Chief Executive Officer

QAD INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held          , 2010

Notice is hereby given that a Special Meeting of Stockholders of QAD Inc. (“QAD”) will be held on          , 2010, at           Pacific Standard Time, at the QAD corporate headquarters located at 100 Innovation Place, Santa Barbara, California, for the following purposes:

1. To approve an Amended and Restated Certificate of Incorporation of QAD which would (i) authorize 71,000,000 shares of a new class of common stock, to be designated as Class A Common Stock and 4,000,000 shares of a new class of common stock, to be designated as Class B Common Stock; (ii) reclassify each whole share of QAD’s issued and outstanding common stock as 0.1 shares of Class B Common Stock; and (iii) establish the powers, rights, preferences and privileges of, and the restrictions on, the Class A Common Stock and the Class B Common Stock; and

2. To transact any other business that may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors recommends that you vote “FOR” the proposal to approve the Amended and Restated Certificate of Incorporation of QAD.

Only stockholders of record at the close of business on          , 2010 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

Daniel Lender
Secretary

Santa Barbara, California
          , 2010

IMPORTANT

All stockholders at the close of business on          , 2010 are invited to attend the Special Meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card. If you are a stockholder of record as of          , 2010 you will be admitted to the meeting. If you own stock beneficially through a bank, broker or otherwise, you will be admitted to the meeting if you present a form of photo identification and proof of ownership of such stock or a valid proxy signed by the record holder. Examples of proof of ownership are a recent brokerage statement or a letter from a bank or broker. Whether or not you intend to be present in person at the Special Meeting, please submit a proxy via the Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on          , 2010.

Our Proxy Statement is available at www.proxyvote.com. We are mailing a printed copy of proxy materials to each stockholder and are allowing stockholders to access the proxy materials over the Internet at www.proxyvote.com.

QAD Inc.
100 Innovation Place
Santa Barbara, California 93108

PROXY STATEMENT

SPECIAL MEETING

This proxy statement and the enclosed proxy card are being mailed to you by the Board of Directors of QAD Inc., a Delaware corporation (“QAD,” the “Company,” “we” or “us”), on or about          , 2010. The Board of Directors requests that your shares be represented by the proxies named on the proxy card at the Special Meeting of Stockholders to be held on          , 2010.

ABOUT THE MEETING

Who is soliciting my vote?

The Board of Directors of QAD is soliciting your vote at the Special Meeting of Stockholders.

What is the purpose of the Special Meeting?

You will be voting on:

•	A proposal to approve an Amended and Restated Certificate of Incorporation of QAD which would (i) authorize 71,000,000 shares of a new class of common stock, to be designated as Class A Common Stock and 4,000,000 shares of a new class of common stock, to be designated as Class B Common Stock; (ii) reclassify each whole share of QAD’s issued and outstanding common stock as 0.1 shares of Class B Common Stock; and (iii) establish the powers, rights, preferences and privileges of, and the restrictions on, the Class A Common Stock and the Class B Common Stock; and

•	Any other business that may properly come before the meeting or any postponement or adjournment thereof.

What is the Board of Directors’ recommendation?

The Board recommends a vote for the proposal to approve QAD’s Amended and Restated Certificate of Incorporation.

Who is entitled to vote at the Special Meeting?

The Board of Directors set          , 2010 as the record date (the “Record Date”) for the Special Meeting. All stockholders who owned QAD common stock at the close of business on the Record Date may attend and vote at the Special Meeting.

How many votes do I have?

You will have one vote for each share of QAD common stock you owned at the close of business on the Record Date, provided each share was either held directly in your name as the stockholder of record or held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most stockholders of the Company hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with QAD’s transfer agent, American Stock Transfer and Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by QAD. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Special Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares which are held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to these shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a legal proxy, executed in your favor, from your broker, bank or nominee, who is the stockholder of record with respect to these shares. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares. If you do not instruct your broker, bank or nominee how to vote your shares, they will not have discretionary authority to vote on the proposal to approve QAD’s Amended and Restated Certificate of Incorporation. Any proxies submitted by brokers, banks or nominees that have not been given instructions on how to vote at the Special Meeting will be considered “broker non-votes.”

How many votes can be cast by all stockholders?

Each share of QAD common stock is entitled to one vote. There is no cumulative voting. We had           shares of common stock issued and outstanding and entitled to vote on the Record Date. The enclosed proxy card shows the number of shares you are entitled to vote.

How many votes must be present to hold the Special Meeting?

A majority of the Company’s issued and outstanding shares of common stock as of the Record Date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or a proxy has been properly submitted by you or on your behalf. Abstentions are counted as present for the purpose of determining the presence of a quorum. Broker non-votes will not be counted as present for the purpose of determining the presence of a quorum. On the Record Date, there were           issued and outstanding shares of common stock of QAD entitled to vote at the Special Meeting.

How many votes are required to adopt the proposals?

The approval of the proposed Amended and Restated Certificate of Incorporation of the Company requires the affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote on the proposal at the Special Meeting, or at least           votes. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposed Amended and Restated Certificate of Incorporation of the Company.

Is my vote confidential?

All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy. Your vote will not be disclosed to anyone, other than the independent tabulator, without your consent.

Can I change my vote or revoke my proxy after I submit my proxy or voting instruction card?

Yes. Even if you submitted a proxy by telephone or via the Internet or if you signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy and to change your vote. You can revoke your proxy any time before it is exercised by giving written notice to the Corporate Secretary specifying such revocation. You may also revoke your proxy by a later-dated proxy by telephone or via the Internet or by timely delivery of a valid, later-dated proxy by mail or by voting by ballot at the Special Meeting. Your attendance at the Special Meeting in itself will not automatically revoke a previously submitted proxy. However, if you hold your shares through a broker, bank or nominee and have instructed your broker, bank or nominee how to vote your shares, you must follow directions received from the broker, bank or nominee in order to change your vote or to vote at the Special Meeting.

What does it mean if I receive more than one proxy or voting instruction card?

It generally means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who can attend the Special Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend.

What do I need to attend the Special Meeting?

In order to be admitted to the Special Meeting, a stockholder must present an admission ticket or proof of ownership of QAD stock on the Record Date. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and an admission ticket.

An admission ticket is attached to the bottom of the proxy card. If you plan to attend the Special Meeting, please keep this ticket and bring it with you to the Special Meeting. If a stockholder does not bring an admission ticket, proof of ownership of QAD stock on the Record Date will be needed to be admitted. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership.

How do I vote?

Your vote is important. You may submit a proxy via the Internet, by telephone or by mail or you may vote by ballot by attending the Special Meeting, all as described below. The Internet and telephone proxy submission procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you submit a proxy by telephone or via the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet proxy submission facilities are available now and will be available 24 hours a day until 11:59 p.m. Pacific Standard Time, on           , 2010.

Submit a proxy via the Internet.  If you have Internet access, you may submit your proxy via the Internet by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you submit a proxy via the Internet, you can also request electronic delivery of future proxy materials.

Submit a proxy by Telephone.  You can also submit a proxy by telephone by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. Voice prompts allow you to submit a proxy and confirm that your instructions have been properly recorded.

Submit a proxy by Mail.  You may choose to submit a proxy by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to QAD Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to submit a proxy by mail. If you sign and return your proxy card or voting instruction card, but do not give voting instructions, the shares represented by that proxy card or voting instruction card will be voted as recommended by the Board of Directors.

Voting at the Special Meeting.  The method or timing of your submission of a proxy will not limit your right to vote at the Special Meeting if you attend the Special Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record.

The shares represented by proxies submitted electronically, telephonically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Special Meeting in accordance with your instructions.

People with Disabilities

If you have a disability, we can provide reasonable assistance to help you participate in the Special Meeting if you tell us about your disability and your plan to attend. Please notify the Secretary of QAD in writing at least three days before the Special Meeting if you desire such assistance.

Costs of Proxy Solicitation

QAD will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers, banks and nominees who hold shares of common stock in their names to furnish proxy material to beneficial owners of the shares. We will reimburse such brokers, banks and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Other Business; Adjournments

We are not currently aware of any other business to be acted upon at the Special Meeting. However, if other matters are properly brought before the Special Meeting, or any adjourned or postponed meeting, your proxy will have the right, in his or her discretion, to vote or act on those matters according to his or her best judgment.

Adjournment may be made from time to time by the chairman of the meeting or by approval of the holders of shares representing a majority of votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Special Meeting.

PROPOSAL 1

APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Summary

The Board of Directors of the Company (the “Board”) has determined that it is advisable and in the best interests of the Company and its stockholders to amend and restate the Company’s Certificate of Incorporation, as amended (the “Charter”) and recommends approval of the proposed Amended and Restated Certificate of Incorporation (the “New Charter”). The New Charter reflects changes from the Charter, which changes are referred to herein as the “Amendments.” The Amendments would:

•	authorize 71,000,000 shares of a new class of common stock with one-twentieth of a vote per share, designated as Class A common stock $0.001 par value per share (the “Class A Common Stock”) and 4,000,000 shares of a new class of common stock with one vote per share, designated as Class B common stock $0.001 par value per share (the “Class B Common Stock”);

•	reclassify each issued and outstanding whole share of the Company’s existing $0.001 par value per share common stock (the “Existing Stock”) as 0.1 shares of Class B Common Stock (the “Reclassification”); and

•	establish the rights, preferences and privileges of, and the restrictions on, the Class A Common Stock and the Class B Common Stock (collectively, the “Common Stock”).

The summary of the Amendments set forth in this Proxy Statement should be read in conjunction with, and is qualified in its entirety by, the full text of the New Charter, attached to this Proxy Statement as Exhibit A.

Under Delaware law, approval of the New Charter requires the affirmative vote of a majority of the issued and outstanding shares of Existing Stock entitled to vote on the proposal at the Special Meeting. As of the Record Date, Karl and Pamela Lopker (the “Principal Stockholders”) beneficially owned approximately     % of the issued and

outstanding shares of the Existing Stock. As a result, the Principal Stockholders will have the power to approve the New Charter without the affirmative vote of any other stockholder. Stockholders will have no dissenters’ or appraisal rights with respect to the New Charter. The Principal Stockholders have indicated that they intend to vote all shares owned by them “FOR” the approval of the New Charter. See “General Information — Voting Rights.”

If the New Charter is approved by the required vote of the stockholders, the Board intends to file the New Charter with the Secretary of State of the State of Delaware (the “Secretary of State”) which will give effect to the New Charter. The New Charter (and, accordingly, the Amendments) will be effective immediately upon acceptance of filing by the Secretary of State (the “Effective Date”). The Board reserves the right to abandon or delay the filing of the New Charter even if it is approved by the stockholders.

The Board has declared, subject to stockholder approval of the New Charter and filing and acceptance of the New Charter, a dividend of four shares of Class A Common Stock for each share of Class B Common Stock outstanding at the close of business on the Effective Date (the “Dividend”) after giving effect to the Reclassification. Stockholder approval of the Dividend is not required under Delaware law and is not being solicited by this Proxy Statement. The Dividend is expressly conditioned upon stockholder approval of the New Charter and the filing and acceptance of the New Charter. The term “Recapitalization” is used in this Proxy Statement to refer, collectively, to the adoption of the New Charter and payment of the Dividend.

As more fully explained below, the Amendments contained in the New Charter and the Dividend will not affect the relative voting power or equity interest of any stockholder because the Amendments and the Dividend both will affect each stockholder in proportion to the number of shares of Existing Stock owned by such stockholder prior to effectiveness of the Amendments and the Dividend.

Under the New Charter, each whole share of issued and outstanding Existing Stock will be reclassified as 0.1 shares of Class B Common Stock. As more fully described below, the powers, rights, preferences and privileges of, and the restrictions on, the Class A Common Stock will be substantially the same as those relating to the Class B Common Stock, except that:

•	the holder of each share of Class A Common Stock will be entitled to 1/20th of one vote on each matter presented to the stockholders of the Company for vote;

•	the holder of each share of Class B Common Stock will be entitled to one vote on each such matter;

•	the affirmative vote of a majority of the holders of the Class A Common Stock, voting as a separate class, will be necessary to (i) increase the number of authorized shares of Class B Common Stock, (ii) amend any of the powers, preferences or special rights of the Class A Common Stock (whether by merger, consolidation or otherwise), (iii) amend any of the powers, preferences or special rights of the Class B Common Stock (whether by merger, consolidation or otherwise), to the extent that such amendment would affect the holders of the Class A Common Stock adversely or (iv) effect any reverse stock split that would have any adverse effect on the holders of the Class A Common Stock; and

•	the amount of any dividend payable in cash or non-cash property of the Company (other than a dividend payable solely in the Company’s capital stock) with respect to each share of Class A Common Stock will be equal to 120% of the value of any such dividend payable with respect to a share of Class B Common Stock, except for dividends declared for the purpose of distributing all or some of the proceeds received by the Company from any transaction determined by the Board to be a material transaction not in the ordinary course of business or for the purpose of effecting a spin-off of a subsidiary of the Company (in either case, such dividend will be paid ratably, on a per share basis, to all holders of Common Stock).

On all matters, the Class A Common Stock and the Class B Common Stock will vote as a single class, except as otherwise described in this Proxy Statement or as required by applicable law. Except as otherwise described below, neither the Class A Common Stock nor the Class B Common Stock will be convertible into the other, and there will be no restrictions on the transferability of either class. For a description of the rights, preferences and privileges of, and the restrictions on, the Class A Common Stock and the Class B Common Stock, see “Description of Class A Common Stock and Class B Common Stock.”

The Nasdaq Stock Market (“Nasdaq”) has advised the Company that the Recapitalization complies with Nasdaq Rule 5640 and Interpretive Material 5640 (collectively, the “Voting Rights Rule”). The Company anticipates that both the Class A Common Stock and the Class B Common Stock will be eligible to be traded on the Nasdaq Global Select Market. See “Certain Other Effects of the Recapitalization — Nasdaq Criteria” and “Description of the Class A Common Stock and the Class B Common Stock — Transferability/Listing.”

No fractional shares of Class B Common Stock will be issued as a result of the Reclassification. Any stockholder who would otherwise be entitled to receive a fraction of a share of Class B Common Stock shall, in lieu of receiving such fractional share, be entitled to receive a cash payment equal to such fraction multiplied by the fair value of a share of Class B Common Stock as of the effective time of the Reclassification as determined in good faith by the Board.

After the Amendments take effect and the Dividend is paid, the Company’s transfer agent will mail to each record holder of Existing Stock a letter of transmittal requesting that such record holder surrender all certificates representing shares of Existing Stock. New certificates representing the Class B Common Stock and the Class A Common Stock and checks representing payment in lieu of fractional shares will be issued to the record holders of Existing Stock who deliver properly executed transmittal letters. See “Surrender and Distribution of Stock Certificates.” STOCKHOLDERS SHOULD NOT SEND ANY CERTIFICATES TO THE COMPANY WITH THE ENCLOSED PROXY.

The total number of issued and outstanding shares of Company stock after the Recapitalization will be reduced by approximately 50% and each stockholder will own a reduced number of shares of Common Stock. An example of the effect of the Recapitalization on a holder of 100 shares of Existing Stock is as follows: A holder of 100 shares of Existing Stock will, upon implementation of the Recapitalization, hold 10 shares of Class B Common Stock as a result of the Reclassification and 40 shares of Class A Common Stock as a result of the Dividend.

The Principal Stockholders have agreed that, for a period of 180 days following the completion of the Recapitalization, they will not, except in enumerated circumstances, directly or indirectly, register, or participate in a registered sale of, shares of Class A Common Stock or Class B Common Stock. See “Principal Stockholders’ Transfer Restrictions.”

The Recapitalization involves a number of risks and uncertainties which are described below under “Certain Potential Disadvantages of the Recapitalization” and elsewhere in this Proxy Statement.

Recommendation of the Board

The Board believes that the adoption of the New Charter (and the Amendments contained therein) is advisable and in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” the New Charter. In determining to approve the New Charter and the Dividend and to recommend the New Charter, the Board considered the alternatives available to the Company and the potential advantages, disadvantages and other effects of the Recapitalization, certain of which are described below under “Background,” “Reasons for the Recapitalization,” “Certain Potential Disadvantages of the Recapitalization” and “Certain Other Effects of the Recapitalization.” The Board also considered the unanimous recommendation in favor of the Recapitalization by a special committee (the “Special Committee”) of the Board consisting of all the independent directors of the Company. See “The Special Committee” and “Background.”

The Special Committee

The Special Committee was formed by the Board on June 18, 2008 to, among other things, review, evaluate and negotiate the terms and conditions of a dual-class common stock recapitalization proposal from the Principal Stockholders and any alternatives thereto. The Board also authorized the Special Committee to determine the advisability of and recommend what action, if any, should be taken by the Board with respect to the Principal Stockholders’ proposal or any alternatives thereto. In connection with such authorization, the Board resolved to not approve or recommend that the Company’s stockholders approve the Principal Stockholders’ proposal or any alternative thereto without a prior favorable recommendation by the Special Committee. Each Board member other than the Principal Stockholders, each of whom was and is a non-management, independent director and not directly or indirectly affiliated with the Principal Stockholders, was appointed to the Special Committee.

At a meeting on September 20, 2010, the Special Committee unanimously recommended that the Board approve the Recapitalization. See “Background.”

In reaching its conclusion to recommend to the Board that it approve the Recapitalization, the Special Committee consulted with, and was advised by, independent legal counsel and an independent financial advisor, and it considered, among other things:

•	its knowledge of the current state of the Company’s business, financial condition, operations, earnings, strategic plans, management, competitive position and prospects;

•	its views and opinions regarding the industries in which the Company competes, the Company’s competitors and changes affecting the Company’s industry and competitive landscape;

•	its understanding that the Principal Stockholders would be unwilling to consider alternative or strategic transactions that could significantly reduce the Principal Stockholders’ voting power; and

•	its belief that the Recapitalization would provide the Company with increased flexibility to access new sources of financing and issue shares of common stock for various corporate purposes.

The Special Committee also considered, among other things, its participation in the review and evaluation of the Principal Stockholders’ proposal and alternatives thereto and the negotiation of the terms of the Recapitalization, with the assistance of its legal counsel and financial advisor, as well as the following:

•	the Special Committee’s composition entirely of independent Board members, who are not employees of the Company and who have no material financial interest in the Recapitalization different from the public holders of the Company’s Existing Stock;

•	the Special Committee’s grant of exclusive power and authority by the Board to review, evaluate and negotiate the terms and conditions of the Principal Stockholders’ proposal or any alternatives thereto;

•	the Special Committee’s grant of exclusive power and authority by the Board to recommend to the Board what action, if any, should be taken by the Board with respect to the Principal Stockholders’ proposal or any alternatives thereto; and

•	the Board’s resolution to not recommend the Recapitalization Proposal or any alternative thereto for approval by the Company’s stockholders, or otherwise approve the Principal Stockholders’ proposal or any alternative thereto, without a prior favorable recommendation of the Principal Stockholders’ proposal or such alternative by the Special Committee.

In addition to the above general and process-related considerations, the Special Committee also considered, among other things, the potential advantages, disadvantages and other effects of the Recapitalization described in “Reasons for the Recapitalization,” “Certain Potential Disadvantages of the Recapitalization,” and “Certain Other Effects of the Recapitalization” and the following material positive factors regarding the Recapitalization:

•	general and industry-specific market conditions and the Company’s common stock’s trading volume, public float and other trading information at the time of the Special Committee’s determination;

•	the terms of the Recapitalization, including the rights of the holders of the Class A Common Stock to:

•	receive a dividend equal to 120% of any dividend payable in cash or non-cash property (other than a dividend payable solely in the Company’s capital stock) with respect to the Class B Common Stock, if as and when declared by the Board, other than a dividend for the purpose of distributing proceeds received by the Company from any transaction determined by the Board to be a material transaction not in the ordinary course of business or effecting a spin-off of a subsidiary of the Company;

•	vote as a separate class of common stock in connection with any proposal to amend the New Charter to (i) increase the number of authorized shares of Class B Common Stock, (ii) amend any of the powers, preferences or special rights of the Class A Common Stock, (iii) amend any of the powers, preferences or special rights of the Class B Common Stock, to the extent that such amendment would affect the holders of the Class A Common Stock adversely and (iv) effect any reverse stock split that would have any adverse effect on the holders of the Class A Common Stock; and

•	receive an amount and form of consideration per share no less favorable than the per share consideration, if any, received by any holder of Class B Common Stock in any merger, business combination or consolidation of the Company or any sale, lease or exchange of all or substantially all of the assets of the Company or any of its subsidiaries; and

•	the terms of the Recapitalization were the result of extensive negotiations between the Special Committee and its legal counsel and the Principal Stockholders and their legal counsel.

The Special Committee also considered, among other things, the following additional factors regarding the Recapitalization:

•	the continued ability of the Principal Stockholders to determine the outcome of any stockholder vote to amend the Company’s certificate of incorporation following the Recapitalization, so long as the Principal Stockholders own a majority of the outstanding shares of Class A Common Stock and Class B Common Stock; and

•	the ability of the Principal Stockholders to substantially reduce their existing investment in the Company and to continue to determine the outcome of any matter subject to the approval of the holders of Common Stock, voting as a single class, including the election of members of the Board.

The Special Committee also considered, among other things, the following potentially negative factors regarding the Recapitalization:

•	that the Recapitalization may limit the likelihood of an unsolicited merger proposal, unsolicited tender offer, consent solicitation or proxy contest for the removal of directors and might deprive the stockholders of the Company of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace the directors and management of the Company; and

•	that the Recapitalization may negatively affect the decision of certain institutional investors to purchase Class A Common Stock or Class B Common Stock that would otherwise consider investing in the Existing Stock.

The Special Committee concluded the potential advantages of the Recapitalization outweighed the potential disadvantages of the Recapitalization and unanimously resolved to recommend the Recapitalization to the Board for approval.

The foregoing discussion of the factors considered by the Special Committee is not, and is not intended to be, exhaustive, but rather includes material factors considered. In reaching its conclusion to approve the Recapitalization for recommendation to the Board, the Special Committee did not quantify or otherwise attempt to assign relative weights to the various factors it considered in reaching its decision and did not undertake to determine whether any particular factor or aspect thereof supported or did not support its decision. Further, individual members may have assigned different weights to these factors. The Special Committee based its decision on its evaluation of the totality of information presented, considered and analyzed by it.

Background

At the time of QAD’s initial public offering in 1997, the Principal Stockholders beneficially owned approximately 67% of QAD’s outstanding Existing Stock. As of the Record Date, the Principal Stockholders beneficially owned approximately     % of the outstanding Existing Stock. See “Interests of Certain Persons.” From time to time since QAD’s initial public offering, the Board has considered the effect that the Principal Stockholders’ controlling interest in QAD’s Existing Stock has had on QAD and the market for the Existing Stock.

In June 2008, based on an expression of interest by the Principal Stockholders, the Board determined to consider a potential dual-class common stock structure or alternatives thereto. At a regular meeting held on June 18, 2008, the Board established the Special Committee, and appointed to the Special Committee the Company’s non-management, independent directors at that time: Messrs. Scott Adelson (Chairman), Tom O’Malia, Terry Cunningham, Lee Roberts, and Peter van Cuylenburg. The Board authorized the Special Committee to, among other things, review, evaluate and negotiate the terms and conditions of a dual-class proposal and alternatives thereto. The Board also authorized the Special Committee to recommend what action, if any, should be taken by the Board with respect to such dual-class proposal or any such alternative thereto, and resolved to not approve or recommend QAD’s stockholders approve the dual-class proposal or any alternative thereto without a prior favorable recommendation by the Special Committee.

During the summer of 2008, the Principal Stockholders presented a proposal regarding a dual class recapitalization to the Board. On September 25, 2008, the Special Committee met and preliminarily reviewed the proposal received from the Principal Stockholders and agreed that the proposal merited formal consideration. The Special Committee determined that it would review and evaluate the proposal further following the retention of independent legal counsel and an independent financial advisor to participate and assist with their review and evaluation.

During September and October of 2008, the Special Committee met with multiple legal counsel and financial advisors and unanimously agreed to retain Latham & Watkins LLP as its independent legal counsel and Perella Weinberg Partners (“Perella”) as its independent financial advisor.

On December 3, 2008, the Special Committee met and discussed certain organizational matters relating to the formation of the Special Committee and its consideration of the proposed recapitalization transaction and potential alternatives thereto. During this meeting, Perella reviewed the general terms of the proposed recapitalization as of that date and discussed the factors the Special Committee might take into account in connection with its consideration and evaluation of the recapitalization proposal and potential alternatives thereto as well as the nature of the financial analysis and the review of other dual class recapitalization transactions that it would undertake. Perella also discussed the fact that there were a limited number of dual class recapitalization transactions that had been undertaken and that their relevance to an analysis of the proposed recapitalization could be limited for a number of reasons. The Special Committee’s legal counsel then led a review of the Special Committee members’ fiduciary duties under Delaware law and the standards for determining that the members of the Special Committee were disinterested and independent for purposes of their evaluation of the proposed recapitalization and potential alternatives thereto.

At a meeting of the Board on December 17, 2008, Mr. Adelson reported on and responded to questions from members of the Board regarding the Special Committee’s activities.

Between December 2008 and July 2009, a period of significant financial turmoil in the capital markets and economy generally and in QAD’s specific markets, the Special Committee considered the impact of the general economic and industry conditions on the recapitalization proposal and also continued to review the Principal Stockholders’ proposal, potential terms that it might require for the securities created through the recapitalization and potential alternatives to the recapitalization which could provide benefits to QAD similar to those which the Principal Stockholders believed would be provided by the dual-class recapitalization. As a result of the economic volatility during the first half of 2009, however, no other formal action was taken by the Special Committee.

In early July 2009, the Principal Stockholders informed the Board that they believed that market conditions had begun to stabilize and that they remained interested in pursuing a recapitalization transaction and stated their intention to submit a revised proposal to the Board regarding a dual-class recapitalization. As a result of this renewed statement of interest by the Principal Stockholders, on July 6, 2009, the Special Committee met and discussed the Principal Stockholders’ continuing interest in QAD pursuing a recapitalization transaction and their stated intention to submit a revised recapitalization proposal to the Board. During this meeting, the Special Committee and its advisors discussed the potential positive and negative aspects of a recapitalization transaction and also discussed other strategic transactions that could be pursued by QAD.

Over the next several weeks, the Special Committee met regularly to discuss the proposed recapitalization transaction and other practicable alternative transactions that could be pursued by QAD. During these meetings, the Special Committee’s financial advisor discussed with the Special Committee the proposed recapitalization transaction and potential alternative transactions and presented materials regarding other dual class recapitalization transactions, general trends in and market reactions to such transactions and the potential impact that a dual-class recapitalization or similar transaction could have on QAD’s liquidity. The Special Committee and its legal counsel also discussed the approvals, including the legal and regulatory approvals, which may be required in connection with their recommendation of the proposed recapitalization transaction to the Board, including the stockholder approval to be required by the Special Committee.

During this time, at the request of the Special Committee, Perella met with members of QAD’s management, including the Principal Stockholders, to discuss QAD’s financial condition and objectives. During these discussions and discussions directly held between the Principal Stockholders and members of the Special Committee, the Principal Stockholders made it clear that they were not interested in exploring any transaction that would effect a change of control of QAD, but instead believed that the proposed recapitalization transaction would provide QAD with a capital structure which would enable it to be an enduring independent company, which the Principal Stockholders strongly believed was in the best interests of all of QAD’s stockholders and other constituencies.

In light of these conversations, the members of the Special Committee discussed the Principal Stockholders’ long-term desire to implement a dual-class capital structure and the Principal Stockholders’ belief that such a structure would best satisfy their stated goals for QAD. The members of the Special Committee also discussed the fact that without such a capital structure being in place the Principal Stockholders were not willing to engage in transactions which could dilute their voting control over QAD and that, as a result QAD was, and, given the continued desire of the Principal Stockholders to retain their voting interest in QAD, would continue to be, constrained in its ability to engage in capital raising transactions and unable to examine other potential transactions which may dilute the Principal Stockholders’ voting interest. In considering the dual-class recapitalization proposal, the Special Committee, therefore, focused on the potential of the proposed recapitalization to provide a long-term solution that would permit QAD to grow and enhance its operating flexibility.

On August 18, 2009, Mr. Lopker, on behalf of the Principal Stockholders, submitted a proposal to the Board recommending that QAD implement a dual-class recapitalization pursuant to which QAD would create a new class of common stock with reduced voting rights (the “Low Vote Stock”), effect a reverse stock split of its issued and outstanding common stock and reclassify such shares as a new class of common stock that did not have limited voting rights (the “High Vote Stock”) and then issue a stock dividend of Low Vote Stock for each whole share of new reclassified High Vote Stock.

The proposal described a number of rationales for and potential benefits of the proposed recapitalization, including providing QAD with the ability to raise additional equity capital without affecting the voting rights of QAD’s existing stockholders. Over the next several weeks, the Special Committee and its legal counsel met and discussed the proposal, including the proposed recapitalization transaction and the rationales for such transaction described in the proposal, and other strategic alternatives that may be pursued by QAD. During such discussions, the members of the Special Committee agreed that their recommendation that the Board approve any recapitalization plan implementing a dual-class structure would be contingent upon such recapitalization providing sufficiently enhanced economic value to any class of common stock having reduced voting rights as compensation for limiting their voting rights, as well as appropriate protections against differential treatment of any such class of common stock as compared to any other class of stock.

At meetings of the Special Committee on September 14, 2009 and September 22, 2009, the Special Committee’s financial advisor presented a detailed analysis of the proposed recapitalization and potential alternatives thereto to the Special Committee. This presentation included, among other things, a review of other dual class recapitalization transactions and an overview of potential market reactions to the pursuit and consummation of the proposed recapitalization. The members of the Special Committee also discussed the importance of their role and reviewed their fiduciary duties.

After discussions regarding the presentation, the dual-class recapitalization proposal and the Special Committee’s role in connection therewith, the members of the Special Committee agreed to continue to consider the proposed recapitalization transaction and to contact the Principal Stockholders to request clarification with regard to a number of the terms and processes identified in their proposal. The members of the Special Committee also discussed, in consultation with their advisors, the particular terms and protections they believed would be required in order for the Special Committee to be able to recommend that the Board approve a dual-class recapitalization transaction.

On October 14, 2009, the Special Committee’s legal counsel received a proposal (the “October 2009 Proposal”) from representatives of Sheppard Mullin Richter & Hampton LLP, the Principal Stockholders’ legal counsel, that included, among other things, a summary of the proposed recapitalization transaction, the legal processes implicated thereby, the proposed terms of the new classes of shares to be issued in the recapitalization and the strategic objectives to be achieved by the recapitalization. The October 2009 Proposal did not provide for a dividend preference for the Low Vote Stock or contain any additional class voting rights for the Low Vote Stock other than those provided for under Delaware law.

Over the next several weeks, the Special Committee’s financial advisor reviewed the terms of the October 2009 Proposal with the members of the Special Committee and the Special Committee and its advisors met and discussed the October 2009 Proposal. During this time, the Special Committee and its legal counsel discussed and negotiated the terms of the proposed recapitalization transaction with the Principal Stockholders and their legal counsel. Enhanced economic and voting rights for the Low Vote Stock and provisions that would protect the Low Vote Stock against disparate treatment in significant transactions were of particular importance to the Special Committee, and the Special Committee proposed modifications to the October 2009 Proposal with regard to these and other matters.

During these negotiations, the Principal Stockholders proposed terms providing that the holders of each share of Low Vote Stock would be entitled to receive either a special one-time cash dividend or a cash dividend equal to 110% of any regular cash dividend paid with respect to a share of High Vote Stock. After further negotiations, the Principal Stockholders agreed that their proposal would include terms providing that the holders of each share of Low Vote Stock would be entitled to receive a cash dividend equal to 120% of any regular cash dividend paid with respect to a share of High Vote Stock and terms providing for additional class voting rights for the Low Vote Stock.

During this time, the Special Committee and its legal counsel, and the Principal Stockholders and their legal counsel, continued to discuss stockholder approval of the proposed recapitalization transaction. Although each of the Company’s stockholders would be treated identically on a per share basis in the proposed recapitalization, the members of the Special Committee sought to have the proposed recapitalization be subject to the approval of a majority of the outstanding stock of the Company not held by the Principal Stockholders or their affiliates. After being advised that the Principal Stockholders would not agree to waive their voting rights by conditioning the proposed recapitalization upon such additional stockholder vote requirement, the members of the Special Committee sought to negotiate other transaction terms with the Principal Stockholders which would allow the members of the Special Committee to recommend that the Board approve the recapitalization transaction without such additional stockholder vote.

Discussions and negotiations between the Special Committee and its legal counsel and the Principal Stockholders and their legal counsel continued throughout November and December of 2009. As a part of these negotiations, the Special Committee proposed enhancing the dividend preference of the Low Vote Stock to apply to all dividends, whether regular or special, and proposed providing additional class voting rights for the Low Vote Stock. The Special Committee also requested that additional provisions be added to the recapitalization proposal that would protect the Low Vote Stock against disparate treatment in significant transactions. The Principal Stockholders agreed to consider these and other matters which had been discussed and to provide the Special Committee with an updated proposal reflecting such discussions.

On January 11, 2010, the Special Committee’s legal counsel received a revised proposal (the “January 2010 Proposal”) from the Principal Stockholders’ legal counsel that reflected certain changes to the October 2009 Proposal as a result of discussions and negotiations among the Special Committee and the Principal Stockholders and their respective advisors. The January 2010 Proposal included a number of additional terms requested by the Special Committee which were not included in the October 2009 Proposal or previously agreed to by the Principal Stockholders, including additional class voting rights for the Low Voting Stock.

Over the next several weeks, Perella reviewed the terms of the October 2009 Proposal with the members of the Special Committee and the Special Committee and its advisors met and discussed the January 2010 Proposal and potential alternatives thereto. During this time, the Special Committee and its legal counsel continued to discuss and negotiate the terms of the recapitalization transaction with the Principal Stockholders and their legal counsel, including various additional provisions intended to protect the Low Vote Stock from being treated disparately from the High Vote Stock, the enhancement of the dividend preference of the Low Vote Stock and providing the holders of the Low Vote Stock with voting protections intended to prevent its rights from being limited in the future by vote of the High Vote Stock. During this time, the Special Committee and its legal counsel also discussed with the Principal Stockholders and their legal counsel the potential terms of an arrangement in which the Principal Stockholders would agree to certain restrictions on the registered sale of their securities in the Company for a period of time after the implementation of the Recapitalization.

On February 26, 2010, the Special Committee’s legal counsel received a further revised proposal (the “February 2010 Proposal”) from the Principal Stockholders’ legal counsel that reflected certain changes to the January 2010 Proposal as a result of discussions and negotiations among the Special Committee and the Principal Stockholders and their respective legal counsel. In the February 2010 Proposal, the Principal Stockholders included a number of additional terms requested by the Special Committee which were not included in the January 2010 Proposal, including an enhanced dividend preference for the Low Vote Stock that applied to all cash dividends, other than dividends declared for the purpose of distributing the proceeds received by QAD from a material transaction not in the ordinary course of business, additional class voting rights for the Low Vote Stock, and provisions that would prevent the Low Vote Stock from being treated differently from the High Vote Stock in certain significant transactions, including merger transactions and repurchases by QAD. The February 2010 Proposal also included proposed terms with regard to certain restrictions on the Principal Stockholders’ ability to participate in registered sales of their shares of common stock for a period following the completion of the proposed recapitalization.

On March 15, 2010, the Special Committee and its legal counsel met and discussed the February 2010 Proposal, including the proposed recapitalization and potential alternatives thereto. The Special Committee’s financial advisor reviewed the terms set forth in the February 2010 Proposal with the members of the Special Committee. The members of the Special Committee determined that the terms of the recapitalization proposal, including the economic enhancements to the dividends on the Low Vote Stock and protections from disparate treatment in significant transactions and voting protections included therein, had been sufficiently revised for the Special Committee to instruct its legal counsel to consult with Manatt, Phelps & Phillips, LLP, counsel to the Company, about advising Nasdaq of its consideration of the proposed recapitalization transaction so as to seek confirmation from Nasdaq that the proposed recapitalization transaction would comply with the Voting Rights Rule.

During the next few weeks, the Special Committee’s legal counsel and the Principal Stockholders’ legal counsel provided a description of the proposed dual-class recapitalization transaction to the Company’s legal counsel. During that time the Special Committee’s legal counsel, the Principal Stockholders’ legal counsel and the Company’s legal counsel discussed the recapitalization process in general and the process by which the Company would request confirmation from Nasdaq that the proposed transaction would not violate the Voting Rights Rule.

On April 9, 2010, the Company’s legal counsel submitted a description of the recapitalization transaction to Nasdaq for this purpose. On May 7, 2010, Nasdaq informed the Company that it had determined that the proposed recapitalization transaction would comply with the Voting Rights Rule.

During this time and over the next several weeks, the Special Committee and its legal counsel and the Principal Stockholders and their legal counsel reviewed drafts of the New Charter prepared by the Company’s legal counsel, which reflected the terms of the recapitalization transaction discussed among the Principal Stockholders and the Special Committee.

On May 13, 2010, the Special Committee’s legal counsel received an updated proposal (the “May 2010 Proposal”) from the Principal Stockholders’ legal counsel that primarily updated the February 10, 2010 Proposal to reflect that, among other things, Nasdaq had determined that the proposed recapitalization transaction would comply with the Voting Rights Rule.

On June 11, 2010, the Special Committee and its legal counsel and financial advisor met and discussed the proposed recapitalization and certain analyses prepared by the Special Committee’s financial advisor. The discussion included, among other things, a review of the terms of the proposed recapitalization, a comparison of such terms to the terms found in certain other dual class recapitalization transactions and a review of potential alternatives to the proposed recapitalization. At this meeting, the members of the Special Committee again discussed the importance of their role and their fiduciary duties.

On July 7, 2010, the Special Committee met and Perella made a presentation to the members of the Special Committee regarding the proposed recapitalization transaction and alternatives thereto. The presentation included a review of the proposed terms of the recapitalization transaction and a summary of the review undertaken by Perella regarding the proposed recapitalization transaction, precedent dual-class recapitalization transactions and the Company’s alternatives to the proposed recapitalization transaction. The presentation also reviewed potential advantages and disadvantages of the proposed recapitalization transaction compared to the status quo and potential alternatives, a comparison of key attributes of the proposed recapitalization transaction to attributes found in other dual class recapitalization transactions and a discussion of potential market reactions to the proposed recapitalization transaction.

Following Perella’s presentation, the members of the Special Committee discussed the proposed recapitalization transaction and their belief, based upon, among other things, the information included in the presentation and their knowledge of the Company and the industry in which it competes, that the proposed recapitalization transaction provided a number of potential benefits to the Company and its stockholders that would not be present compared to the status quo, including, increased liquidity, improved ability of stockholders to monetize their holdings, enhanced ability for the Company to raise capital while lessening dilution to the voting power of existing stockholders, reduced corporate disruption and improved employee incentives and retention. The members of the Special Committee also discussed their belief, based upon, among other things, the information included in Perella’s presentation, that the terms of the proposed recapitalization transaction, taken as a whole, compared favorably with the terms of other dual class recapitalizations from the point of view of the Company. Finally, the Special Committee discussed the process that would be undertaken by the Board, the stockholders and, ultimately, the Company, were the Special Committee to recommend in favor of the proposed recapitalization transaction.

During the next two weeks, the Special Committee’s legal counsel, the Company’s legal counsel and the Principal Stockholders’ legal counsel participated in discussions with representatives of Nasdaq regarding Nasdaq’s listing rules and processes. During these discussions, representatives of Nasdaq confirmed that the Low Vote Stock would need to satisfy a per share minimum bid price of $4.00 in order to be approved for listing on the Nasdaq Global Select Market and that the trading price of the Existing Stock would be used as a proxy to determine if the Low Vote Stock met the initial bid price requirement.

On July 20, 2010, the Special Committee met and discussed Nasdaq’s listing rules and processes and the recent trading history of the Existing Stock. The Special Committee discussed the advisability of potential changes to the proposed recapitalization transaction to provide greater certainty that both classes of the Company’s common stock would be listed and trade on Nasdaq and to provide for a more orderly trading market in both classes of the Company’s common stock following the recapitalization. At a meeting of the Board on July 21, 2010, the Special Committee informed the Board, including the Principal Stockholders, that the Special Committee desired to investigate the advisability of potential changes to the recapitalization and the Board agreed that investigating the advisability of such changes could be beneficial, while noting that the proposed recapitalization transaction was conditioned upon Nasdaq’s approval of the Company’s listing applications and notices.

During the next several weeks, the members of the Special Committee discussed potential revisions to the structure of the proposed recapitalization transaction. During this time, the members of the Special Committee and its legal counsel discussed the revised terms of the proposed recapitalization transaction being considered by the Special Committee with the Principal Stockholders and their counsel and the Principal Stockholders indicated that they would approve and support the revised recapitalization transaction. Thereafter, the Principal Stockholders’ legal counsel, the Special Committee’s legal counsel and the Company’s legal counsel confirmed that the revised recapitalization transaction would comply with the Voting Rights Rule and Nasdaq’s listing requirements and discussed the effect of the revisions to the proposed recapitalization transaction on the potential trading market for both classes of the Company’s common stock.

On September 20, 2010, the Special Committee met and, at the Special Committee’s request, Perella updated its July 7, 2010 presentation to reflect the recently proposed changes to the recapitalization transaction.

Following Perella’s update, the members of the Special Committee discussed the revised recapitalization transaction and their belief, based upon, among other things, the information included in the presentation and their knowledge of the Company and the industry in which it competes, that the revised recapitalization transaction provided a number of potential benefits to the Company and its stockholders that would not be present compared to the status quo, including, increased liquidity, improved ability of stockholders to monetize their holdings, enhanced ability for the Company to raise capital while lessening dilution to the voting power of existing stockholders, reduced corporate disruption and improved employee incentives and retention. The members of the Special Committee also discussed their belief, based upon, among other things, the information included in Perella’s presentation, that the terms of the revised recapitalization transaction, taken as a whole, compared favorably with the terms of other dual class recapitalizations from the point of view of the Company. Finally, the Special Committee discussed the process that would be undertaken by the Board, the stockholders and, ultimately, the Company, were the Special Committee to recommend in favor of the revised recapitalization transaction.

At the conclusion of this meeting, the Special Committee unanimously recommended that the Board approve the Recapitalization.

At a meeting on September 21, 2010, the Board unanimously approved the Recapitalization.

Reasons for the Recapitalization

The Board believes that approval of the Recapitalization and the New Charter is advisable and in the best interests of the Company and all of its stockholders. The Board and the Special Committee believe that the potential advantages of the Recapitalization include, but are not limited to, the following:

Increased Liquidity for Company Common Stock

Although the liquidity of the Company’s Common Stock may initially be adversely impacted by the Recapitalization because the number of shares of Common Stock that will be outstanding immediately after the Recapitalization will be reduced, the Recapitalization is designed to increase the volume of the Company’s shares traded on the Nasdaq Global Select Market over time and reduce the long-term volatility in the market for the Company’s shares. The Company believes it will be in a better position to increase the number of the Company’s freely traded shares by issuing shares of Class A Common Stock and other equity securities for various corporate purposes following the Recapitalization. The Recapitalization will also give stockholders the increased flexibility to dispose of Class A Common Stock and/or Class B Common Stock depending upon each stockholder’s investment objectives. Accordingly, the Company anticipates that the Recapitalization may further increase the liquidity of the Company’s shares over time. In addition, the preferred dividend rights and protective voting provisions for the Class A Common Stock could make Class A Common Stock more attractive than Class B Common Stock to investors in the secondary market, further increasing the liquidity in the market for shares of Class A Common Stock.

Increased Company Flexibility

With the introduction of low-voting, dividend-preferred Class A Common Stock, the Company should have the ability to access new sources of financing by issuing shares of Class A Common Stock, or securities convertible into or exercisable for Class A Common Stock, without compromising the Company’s stability by diluting existing stockholders’ voting power. In addition, the Company may issue shares of Class A Common Stock, or securities convertible into or exercisable for Class A Common Stock, for various corporate purposes, including to effect acquisitions and incentivize employees through equity grants without diluting the voting power of existing stockholders. This enhanced flexibility could also increase the likelihood that the Principal Stockholders would approve transactions that might otherwise materially affect their relative voting power.

The Company has no present plan to issue additional equity securities or convertible securities in any acquisition or financing transaction after the implementation of the Recapitalization. If the Company issues any shares in connection with any such transactions, it is more likely to issues shares of Class A Common Stock to minimize dilution of the existing stockholders’ voting power.

Increased Stockholder Flexibility and Company Continuity

Under the Recapitalization, stockholders desiring to maintain their voting positions would, to a great degree, be able to do so even if they decide to sell or otherwise dispose of a significant amount of their equity interest in the Company by selling shares of Class A Common Stock. Accordingly, the Recapitalization would give all stockholders increased flexibility to dispose of a portion of their equity interest in the Company and otherwise to determine the extent of their equity ownership without necessarily materially affecting their relative voting power. Alternatively, assuming the Company continues its current practice of paying quarterly cash dividends, it may be attractive to certain stockholders to sell shares of Class B Common Stock and purchase or retain shares of Class A Common Stock in order to receive the higher dividends paid to the holders of Class A Common Stock.

In addition, the ability to dispose of Class A Common Stock should also reduce the risk of a disruption in the continuity of the Company’s long-term plans and objectives that could currently result if the Principal Stockholders should find it desirable or necessary to sell a significant block of Existing Stock for diversification, estate planning or for other purposes. Accordingly, the Company believes that the Recapitalization will enable management to focus their attention on maximizing long-term growth and profitability without fear of an unsolicited change of control.

Key Employees

The Board and the Special Committee believe that the ability to issue Class A Common Stock without materially diluting the voting power of existing stockholders increases its flexibility in structuring compensation to incentivize key employees and other management stakeholders to work for the Company’s long-term success. Accordingly, implementing the Recapitalization may enhance the Company’s ability to attract and retain highly qualified key employees and other stakeholders. Furthermore, implementation of the Recapitalization Proposal should allow all employees to continue to concentrate on their responsibilities without undue concern that the future of the Company could be affected by an unsolicited change in control of the Company.

Business Relationships

Implementation of the Recapitalization may strengthen the Company’s ability to enhance existing and potential business relationships with customers, suppliers and other parties who may otherwise become concerned about the possibility of an unsolicited change in control of the Company.

Operations

The Recapitalization would allow the Company to maintain continuity of voting ownership without incurring significant debt or selling assets, or both, which may characterize a recapitalization plan.

Certain Potential Disadvantages of the Recapitalization

Although the Board has unanimously determined that the Recapitalization is advisable and in the best interests of the Company and its stockholders, the Board and the Special Committee recognize that the Recapitalization involves certain potential disadvantages, including the following:

Anti-Takeover Effect

The Recapitalization may limit the likelihood of an unsolicited merger proposal, unsolicited tender offer, consent solicitation or proxy contest for the removal of directors. As a result, the Recapitalization might deprive the stockholders of the Company of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace the directors and management of the Company.

As of the Record Date, the Principal Stockholders beneficially owned approximately     % of the issued and outstanding shares of the Existing Stock, held vested options and stock-settled stock appreciation rights to acquire an additional           shares of the Existing Stock and held unvested options, restricted stock units and stock-settled stock appreciation rights to acquire an additional           shares of the Existing Stock. As a result, the Principal Stockholders have the ability to elect all the directors of the Company and to determine the outcome of any matter presented to the stockholders, including the approval or disapproval of any acquisition of the Company. The Recapitalization will allow the Principal Stockholders to continue to exercise such control even if they substantially reduce their existing investment in the Company by disposing of Class A Common Stock. In addition, the Principal Stockholders will be able to sell shares of Class A Common Stock and use the proceeds to purchase additional shares of Class B Common Stock, thereby increasing their collective voting power. In addition, following the Recapitalization the Company will have approximately           shares of unissued authorized Class B Common Stock, of which approximately           shares will be reserved for issuance pursuant to outstanding stock options, restricted stock units and stock-settled stock appreciation rights. Following the Recapitalization, the Board may (subject to the applicable Nasdaq rules) issue Class B Common Stock to persons deemed by the Board to be preferable to a potential acquiror, thereby diluting the voting power of that potential acquiror.

In addition, the current Charter contains certain provisions that may have an “anti-takeover” effect. The current Charter contains authority for the Board to issue up to 5,000,000 shares of preferred stock without stockholder approval. Although the Company has no present intention to issue any such shares, the Company could issue such shares in a manner that deters or seeks to prevent an unsolicited bid for the Company. The current Charter also does not provide for cumulative voting and, accordingly, a significant minority stockholder could not necessarily elect any designee to the Board. Each of these provisions will remain in the New Charter.

The Board is not aware of any bona fide offer by any person or group, including the Principal Stockholders or management, to acquire any significant amount of Existing Stock, or control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change the Company’s current Board or management.

Investment by Institutions

The Recapitalization may negatively affect the decision of certain institutional investors to purchase Class A Common Stock or Class B Common Stock that would otherwise consider investing in the Existing Stock. The holding of lower voting common stock, such as the Class A Common Stock, may not be permitted by the investment policies of certain institutional investors or may be less attractive to managers of certain institutional investors.

Potential Tax Consequences

The Company believes that neither the Class A Common Stock nor the Class B Common Stock will constitute “Section 306 stock” within the meaning of Section 306(c) of the Internal Revenue Code of 1986, as amended (the “Code”). However, if either class of Common Stock is determined to constitute Section 306 stock, a stockholder will be deemed to realize ordinary income as opposed to capital gain upon a redemption or certain other dispositions of such Section 306 stock. The rules of Section 306 of the Code are complex, and each stockholder should consult with that stockholder’s own tax advisor regarding the tax consequences of the proposed transactions described in this Proxy Statement.

Description of the Class A Common Stock and the Class B Common Stock

The New Charter would reclassify each issued and outstanding share of Existing Stock as 0.1 shares Class B Common Stock and create the Class A Common Stock. The rights, preferences and privileges of, and the restrictions on, the Class A Common Stock and the Class B Common Stock are set forth in full in the text of the New Charter attached to this Proxy Statement as Exhibit A. The following summary of the Amendments should be read in conjunction with, and is qualified in its entirety by reference to, Exhibit A.

Voting

Under the Company’s current Charter, the holder of each share of Existing Stock is entitled to one vote on each matter presented to the stockholders. If the New Charter is approved by the stockholders, each share of Class B Common Stock will continue to entitle the holder thereof to one vote on all matters on which stockholders are entitled to vote, including the election of directors. The holder of each share of Class A Common Stock will be entitled to 1/20th of one vote on each matter presented to the stockholders or in connection with any action by written consent of the stockholders. The Class A Common Stock and the Class B Common Stock will vote on all matters as a single class, except as otherwise set forth below or as required by applicable law.

Under Delaware law, the holders of the Class A Common Stock and the Class B Common Stock each will be entitled to vote as a separate class on any amendments to the New Charter which would (i) increase or decrease the aggregate number of authorized shares of such class, (ii) increase or decrease the par value of the shares of such class, or (iii) amend the powers, preferences, or special rights of the shares of such class so as to affect such class adversely. Under Delaware law, such amendments would require the affirmative vote of a majority of the Class A Common Stock outstanding and entitled to vote on the amendment or the affirmative vote of a majority of the Class B Common Stock entitled to vote on the amendment, as applicable.

In addition to any vote required by applicable law, the New Charter provides that consent of the holders of the Class A Common Stock, voting as a separate class, is required in order to (i) increase the number of authorized shares of Class B Common Stock, (ii) amend any of the powers, preferences or special rights of the Class A Common Stock (whether by merger, consolidation or otherwise), (iii) amend any of the powers, preferences or special rights of the Class B Common Stock (whether by merger, consolidation or otherwise) to the extent that such amendment would affect the holders of the Class A Common Stock adversely or (iv) effect any reverse stock split that would have any adverse effect on the holders of the Class A Common Stock. Consequently, in circumstances where holders of Class B Common Stock are otherwise entitled under Delaware law to approve certain proposals without the approval of the Class A Common Stock, if the holders of Class A Common stock are adversely affected thereby, holders of Class A Common Stock, by withholding any required approval as a separate class, could nevertheless defeat such a proposal notwithstanding that holders of Class B Common Stock vote in favor of the proposal.

Dividends and Other Distributions

Pursuant to the New Charter, subject to the rights of any holder of any series of preferred stock of the Company, dividends may be paid to holders of one class of Common Stock only if a dividend is simultaneously paid to holders of the other class of Common Stock. The amount of any dividend payable in cash or in non-cash property of the Company (or any dividend in which stockholders have the option of receiving such dividend in the form of cash) with respect to a share of Class A Common Stock will be equal to 120% of the amount of any such dividend payable with respect to a share of the Class B Common Stock other than dividends declared by the Board for the purposes of either distributing all or some portion of the proceeds received by the Company (including cash and non-cash property) from any material transaction not in the ordinary course of business or effecting a spin-off of a subsidiary of the Company. Dividends in respect of any such material transaction or spin-off will be paid ratably, on a per share basis, among the holders of Common Stock. If the Board determines to provide the record holders of one class of Common Stock the option to receive a dividend in the form of cash or capital stock of the Company, the same option must be simultaneously provided to the other class of Common Stock, subject to the requirement that the record holders of Class A Common Stock receive a greater amount of such dividend as provided above.

Dividends on the Common Stock payable only in stock of the Company (or rights to acquire stock of the Company) may be made only as follows: (i) in shares of Class A Common Stock (or rights to acquire Class A Common Stock) to the holders of Class A Common Stock and to the holders of Class B Common Stock; (ii) solely in connection with a proportionate dividend to effect a split of the Common Stock, in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock; or (iii) in any other authorized class or series of capital stock of the Company (or rights to acquire any other authorized class or series of capital stock of the Company) to the holders of both classes of Common Stock. In addition, such dividends payable in stock of the Company (or rights to acquire stock of the Company) may be paid to holders of one class of Common Stock only if such stock dividends are payable to holders of both classes of Common Stock simultaneously and on an equal per share basis.

Since 2004, the Company has paid quarterly cash dividends on the Existing Stock. In fiscal year 2010, the Company modified its dividend program to give stockholders the choice of receiving such dividend in the form of cash or shares of Existing Stock. The Board evaluates the Company’s ability to continue to pay dividends and the structure of any dividends on a quarterly basis. If the Board continues to provide stockholders with the option of receiving such dividends in the form of stock or cash, stockholders electing to receive the dividend in the form of stock will receive shares of Class A Common Stock regardless of whether such stockholder holds Class A Common Stock or Class B Common Stock. Holders of Class A Common Stock that elect to receive such dividend in the form of stock will receive a number of shares of Class A Common Stock equal to the total cash amount of the dividend payable in respect of such Class A Common Stock based on the market price of the Class A Common Stock as determined by the Board and a cash payment in lieu of fractional shares of Class A Common Stock. As a result, the number of shares of Class A Common Stock payable on each share of Class A Common Stock will be greater than the number of shares of Class A Common Stock payable on each share of Class B Common Stock, in connection with such dividend. The declaration and payment of any dividends in the future will be in the Board’s sole discretion and will depend upon the Company’s earnings, financial condition, capital needs, lawfully available funds and other factors deemed relevant by the Board. As such, there can be no assurances that the Company will continue to pay dividends in the future.

The Company may split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock only if the outstanding shares of the other class of Common Stock are proportionally split, subdivided or combined in the same manner and on the same basis. Other than with respect to such proportional reclassification in connection with any such split, subdivision or combination of shares of outstanding Common Stock as provided above, the holders of Class A Common Stock will be entitled to be treated identically to the holders of Class B Common stock on a per share basis in any reclassification or recapitalization of the Common Stock.

Upon the liquidation, dissolution or winding up of the Company, the holders of Class A Common Stock and the holders of Class B Common Stock would share ratably, on a per share basis, in the net assets of the Company available for distribution to holders of Common Stock.

Mergers or Consolidations

Holders of Class A Common Stock would be entitled to receive an amount and form of consideration per share no less favorable than the per share consideration, if any, received by any holder of Class B Common Stock in any merger, business combination or consolidation of the Company (whether or not the Company is the surviving entity) or any of its subsidiaries, or any sale, lease or exchange or all or substantially all of the assets of the Company or any of its subsidiaries, whether or not executed by way of a single transaction or a series of related transactions.

Convertibility

Neither the Class A Common Stock nor the Class B Common Stock would be convertible into another class of Common Stock or any other security of the Company, except that all outstanding shares of Class A Common Stock may be converted into Class B Common Stock on a share-for-share basis, at the discretion of the Board, if, as a result of the existence of the Class A Common Stock as a second class of Common Stock with inferior voting rights to the Class B Common Stock, either the Class A Common Stock or Class B Common Stock is, or both are, excluded from listing on Nasdaq or, if such shares are then listed on any other national securities exchanges, from trading on the principal national securities exchange on which the shares are then traded. In making this determination, the Board may conclusively rely on any information or documentation available to it, including filings made with the Securities and Exchange Commission, any stock exchange, Nasdaq or any other governmental or regulatory agencies or any written instrument purporting to be authentic. Upon any such conversion, the voting interests of the holders of Class B Common Stock would be diluted. In addition, to the extent that the Class B Common Stock has a market price which is higher than the market price of the Class A Common Stock immediately prior to such conversion, the market price of the Class B Common Stock may be decreased on conversion of the Class A Common Stock into Class B Common Stock.

Limitation on Repurchase

Pursuant to the New Charter, the Company may purchase shares of either class of Common Stock at any time for such consideration as the Board determines in its business judgment, out of funds legally available therefor, whether or not less consideration could be paid upon the purchase of the same number of shares of the other class. Notwithstanding the foregoing, if at any time the Company publicly announces an issuer self tender offer to concurrently purchase shares of both Class A Common Stock and Class B Common Stock, the Company would be required to tender to purchase Class A Common Stock at a price and on terms no less favorable than the price and terms for the Class B Common Stock.

Preemptive Rights

The Common Stock will not carry any preemptive rights enabling a holder to subscribe for or receive shares of any class of stock of the Company or any other securities convertible into shares of any class of stock of the Company.

Transferability/Listing

Like the Existing Stock, the Class A Common Stock and the Class B Common Stock would be freely transferable. See “Certain Other Effects of the Recapitalization — Securities Act of 1933.” The Existing Stock is currently listed on the Nasdaq Global Select Market. Prior to the Effective Date, the Company will file appropriate applications and notices with Nasdaq to list the Class A Common Stock and continue the listing of the Class B Common Stock on the Nasdaq Global Select Market from and after the date that the Recapitalization becomes effective. See “Certain Other Effects of the Recapitalization — Potential Changes in Law or Regulations.” The Recapitalization is subject to Nasdaq’s approval of such listing applications and notices, which will be conditioned upon the Company’s satisfaction of certain listing requirements. If the Company is initially unable to satisfy any of the applicable listing requirements, it may consider a variety of actions so as to satisfy such requirements.

Stockholder Information

Following the Recapitalization, the Company will deliver to the holders of Class A Common Stock and Class B Common Stock the same proxy statements, annual reports and other information and reports as it currently delivers to the holders of Existing Stock.

Certain Other Effects of the Recapitalization

Effect on Relative Voting Power and Equity Interest

The Amendments provide that each outstanding whole share of Existing Stock will be reclassified and changed into 0.1 shares of Class B Common Stock. In addition, the Dividend will be made to all stockholders in proportion to the number of shares of Class B Common Stock owned on the Effective Date by each stockholder after the Reclassification takes effect. As a result, the relative voting power and equity interest of each holder of a share of Existing Stock will be the same immediately after the Recapitalization as it was immediately prior thereto (except that the relative voting power and equity interest of the holders of a number of shares of Existing Stock which is not an integral multiple of ten will be reduced slightly by the payment of cash in lieu of fractional shares created as a result of the Reclassification).

Stockholders who sell their shares of Class B Common Stock after the Dividend will lose a greater amount of voting power in proportion to their equity interest than they would have prior to the Dividend. Conversely, stockholders who purchase only additional shares of Class B Common Stock after the Dividend will increase their voting power in the Company relative to their equity interest. The Recapitalization would permit existing stockholders to sell shares of Class A Common Stock and use the proceeds to acquire additional shares of Class B Common Stock, thereby increasing their voting power in the Company relative to their equity interest.

Effect on Market Price

As of the close of business on          , 2010, the closing price of the Existing Stock was $      per share as reported on the Nasdaq Global Select Market. The Company believes that the market price of shares of Class A

Common Stock and Class B Common Stock immediately after the Recapitalization will generally reflect the effect of a two-to-one reverse stock split. However, it is possible that the market price of shares of Class A Common Stock and Class B Common Stock after the Recapitalization will not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Recapitalization, and there can be no assurance that the market price of shares of Class A Common Stock and Class B Common Stock will equal or exceed the market price of shares of Existing Stock prior to the Recapitalization. Furthermore, the market price of shares of Common Stock will continue to depend on many factors, including, among others, the future performance of the Company, general market conditions and conditions relating to companies in businesses and industries similar to that of the Company. Accordingly, the Company cannot predict the prices at which the Class A Common Stock and Class B Common Stock will trade following the Recapitalization just as the Company could not predict the price at which the Existing Stock would trade absent the Recapitalization.

Under certain circumstances, the Class B Common Stock could trade at a premium compared to the Class A Common Stock. However, after consultation with the Special Committee’s financial and legal advisors, the Recapitalization was structured to require a higher cash dividend on the Class A Common Stock to reduce or eliminate the economic reasons for the Class A Common Stock to trade at a discount to the Class B Common Stock. There can be no assurance, however, as to the relative trading prices of the Class A Common Stock and the Class B Common Stock.

Effect on Trading Market and Potential Reduced Relative Liquidity of Class B Common Stock

Upon effectiveness of the Amendments approximately           shares of Class B Common Stock will be issued and outstanding. After payment of the Dividend, approximately           shares of Class A Common Stock will be issued and outstanding.

To minimize dilution of voting power to existing stockholders, the Company is more likely to issue additional Class A Common Stock than Class B Common Stock in the future to raise equity, finance acquisitions or fund employee stock incentive programs. Furthermore, significant stockholders may be more likely to dispose of Class A Common Stock over time than Class B Common Stock. Any such issuance of additional Class A Common Stock by the Company or dispositions of Class A Common Stock by significant or other stockholders may serve to further increase market activity in Class A Common Stock relative to the Class B Common Stock.

Effect on Percentage Interest

The percentage interest of each stockholder in the total equity of the Company will not be changed by the Recapitalization, except for minor changes as a result of the payment of cash in lieu of the issuance of fractional shares created as a result of the Reclassification.

Effect on Equity Incentive Plans and Outstanding Equity Awards

The Company presently has one active equity incentive plan under which new equity incentive awards can be granted, the 2006 Stock Incentive Program (the “2006 Program”). The 2006 Program provides that the shares of the Company’s stock to be issued pursuant to stock options, stock appreciation rights, restricted shares, rights to purchase shares and other stock rights authorized under the 2006 Program (collectively, “Awards”) may be common stock with voting rights of one vote per share, common stock with any specified fractional vote per share, non-voting common stock, or any combination thereof. As such, future grants of Awards may be made with respect to either Class A Common Stock or Class B Common Stock or any combination thereof, in the discretion of the Board or such committee thereof as may be designated to administer the 2006 Program. Furthermore, in connection with the Recapitalization and pursuant to the terms of the 2006 Program, the maximum number of authorized shares of stock to be issued or granted as Awards under the 2006 Program will be proportionately reduced by 50% to account for the effective reverse stock split ratio, of which 80% will consist of Class A Common Stock and 20% will consist of Class B Common Stock.

As of the Record Date, the Company had outstanding options to purchase           shares of Existing Stock,           restricted stock units (“RSU”) and          stock-settled stock appreciation rights (“SARs”) under the Company’s 1997 Stock Incentive Program and 2006 Program (the “Programs”). In connection with the Recapitalization, the Company’s outstanding stock options, RSUs and SARs under the Programs will be adjusted after the

Effective Date to conform their terms to the Company’s capital structure following implementation of the Recapitalization as follows: (i) each ten shares of stock covered by an outstanding option agreement, RSU or SAR agreement will be converted, as nearly as possible, into equivalent rights to receive one share of Class B Common Stock and four shares of Class A Common Stock; and (ii) the exercise price per share of stock covered by an outstanding option agreement, RSU and SAR agreement shall be proportionately increased by 100% to account for the effective reverse stock split ratio of the Recapitalization. An example of the effect of the Recapitalization on an outstanding option agreement to purchase 100 shares of Existing Stock at an exercise price of $2.00 per share is as follows: Such option agreement will, upon implementation of the Recapitalization, represent an option to purchase 10 shares of Class B Common Stock and 40 shares of Class A Common Stock, at an exercise price of $4.00 per share.

Accounting Matters

The par value per share of Common Stock would remain unchanged at $0.001 per share after the Recapitalization. As a result, on the effective date of the Recapitalization, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced proportionally, based on the effective reverse stock split ratio of the Recapitalization, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The Company anticipates that it will give retroactive effect to prior period per share amounts and the Consolidated Statements of Stockholders’ Equity for the effect of the Recapitalization for any prior periods in its financial statements and reports such that prior periods are comparable to current period presentation. The change will be reflected in financial statements issued on or after the effective date of the Recapitalization. A footnote will disclose the retroactive treatment, explain the change made and state the date the change became effective. The Company does not anticipate that any other material accounting consequences would arise as a result of the Recapitalization.

Effect on Preferred Stock

Neither the Amendments nor the Dividend will have any effect on the number of authorized shares of the Company’s preferred stock or the rights, preferences and privileges of, and restrictions on, the preferred stock.

Certain Federal Income Tax Consequences

The Company believes that, in general, for federal income tax purposes (i) neither the reclassification of Existing Stock into Class B Common Stock nor the Dividend of Class A Common Stock will be taxable to a stockholder of the Company except with respect to cash paid in lieu of fractional shares (if any), (ii) neither the Class A Common Stock nor the Class B Common Stock will constitute “Section 306 stock” within the meaning of Section 306(c) of the Code, (iii) the cost or other basis of each share of Existing Stock will be apportioned between the Class A Common Stock and the Class B Common Stock in proportion to the fair market value of the shares of each class of stock on the date of the Dividend, (iv) if the shares of Existing Stock were held as capital assets immediately before the effectiveness of the Amendments, the holding period for each new share of Class A Common Stock and Class B Common Stock will include such stockholder’s holding period for the share of Existing Stock with respect to which Class A Common Stock and Class B Common Stock is distributed, and (v) no gain or loss will be recognized on any subsequent conversion of shares of Class A Common Stock into shares of Class B Common Stock. Gain or loss would be recognized, however, on the subsequent sale of shares of Class A Common Stock and shares of Class B Common Stock. Stockholders are urged to seek the advice of their tax counsel on these matters and on state income tax matters.

Securities Act of 1933

Because the Existing Stock will be reclassified as Class B Common Stock with essentially the same rights, powers and limitations, the Reclassification is not an “offer,” “offer to sell,” “offer for sale” or “sale” of a security within the meaning of Section 2(3) of the Securities Act of 1933, as amended (the “Securities Act”) and will not involve the substitution of one security for another under Rule 145 thereunder. In addition, the Dividend of the Class A Common Stock as a stock dividend will not involve a “sale” of a security under the Securities Act or Rule 145. Consequently, the Company is not required to register and has not registered the Class A Common Stock or the Class B Common Stock under the Securities Act.

Because the Reclassification and Dividend do not constitute a “sale” of either Class A Common Stock or Class B Common Stock under the Securities Act, stockholders will not be deemed to have purchased such shares separately from the Existing Stock under the Securities Act and Rule 144 thereunder. Shares of Class B Common Stock held immediately upon effectiveness of the New Charter and shares of Class A Common Stock received in the Dividend, other than any such shares held by “affiliates” of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Existing Stock without registration under the Securities Act. Affiliates of the Company, including the Principal Stockholders, will continue to be subject to the restrictions specified in Rule 144 under the Securities Act.

Nasdaq Criteria

The Existing Stock is currently traded on the Nasdaq Global Select Market and application is being made to trade the Class A Common Stock and the Class B Common Stock on the Nasdaq Global Select Market. The Recapitalization is intended to comply with the requirements of the Voting Rights Rule. The effect of the Voting Rights Rule is to prohibit the listing of any securities of any issuer on any of the Nasdaq stock markets if the issuer issues any class of security, or takes other corporate action, with the effect of disparately reducing or restricting the per share voting rights of holders of an outstanding class or classes of common stock of the issuer. The purpose of the Voting Rights Rule is to prohibit stock issuances and other corporate actions that disenfranchise existing stockholders.

Nasdaq has advised the Company that the Recapitalization will comply with the Voting Rights Rule. The Company presently anticipates that both the Class A Common Stock and the Class B Common Stock will be eligible to be traded on the Nasdaq Global Select Market, which will be conditioned upon the Company’s satisfaction of certain listing requirements. If the Company is initially unable to satisfy any of the applicable listing requirements, it may consider a variety of actions so as to satisfy such requirements.

Potential Changes in Law or Regulations

In prior years, bills have been introduced in Congress that, if enacted, would have prohibited the registration of common stock on a national securities exchange if such common stock was part of a class of securities which has no voting rights or carried disproportionate voting rights. While these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a modified version thereof) will not be introduced in Congress in the future. Legislation or other regulatory developments could make the Class A Common Stock and the Class B Common Stock ineligible for trading on Nasdaq or other national securities exchanges. The Company is unable to predict whether any such legislation or regulatory proposals will be adopted or whether they will have such effect.

The Amendments provide that the Board may cause the conversion of the Class A Common Stock into Class B Common Stock on a share-for-share basis if either the Class A Common Stock or the Class B Common Stock is, or both are, excluded from, or if the Board determines that either class is, or both are, ineligible for listing on, the Nasdaq Global Select Market or, if such shares are then listed on a different national securities exchange, from trading on the such national securities exchange. In making such determination, the Board may conclusively rely on any information or documentation available to it, including filings made with the Securities and Exchange Commission, any stock exchange, Nasdaq or any other governmental or regulatory agencies or any written instrument purporting to be authentic.

Interests of Certain Persons

As of the Record Date, the Principal Stockholders beneficially owned approximately     % of the issued and outstanding shares of the Existing Stock, held vested options and SARs to acquire an additional           shares of the Existing Stock and held unvested options, RSUs and SARs to acquire an additional           shares of the Existing Stock. As a result, the Principal Stockholders currently have the ability to elect all the directors of the Company and to determine the outcome of any matter submitted for a vote of the stockholders of the Company.

After the Recapitalization, the Principal Stockholders will beneficially own approximately     % of the issued and outstanding shares of the Class A Common Stock and approximately     % of the issued and outstanding shares of the Class B Common Stock. As a result of the Recapitalization, the Principal Stockholders will have the ability to determine the outcome of any matter on which the holders of Class A Common Stock or

Class B Common Stock are entitled to vote as separate classes, including any amendments to the New Charter, so long as they hold a majority of the issued and outstanding shares of Class A Common Stock and a majority of the issued and outstanding shares of Class B Common Stock. Furthermore, even if the Principal Stockholders substantially reduce their existing investment in the Company by disposing of a significant amount of their shares of Class A Common Stock and retaining Class B Common Stock, they will continue to have the ability to elect all the directors of the Company and to determine the outcome of any matter submitted for a vote of the stockholders of the Company, other than those matters on which the holders of Class A Common Stock are entitled to vote as a separate class. This benefit to the Principal Stockholders arises as a result of their beneficial ownership of a majority of the issued and outstanding Existing Stock. The Principal Stockholders are members of the Board. In their capacity as members of the Board, the Principal Stockholders voted in favor of the New Charter and the Dividend. Furthermore, in their capacity as stockholders of the Company, the Principal Stockholders have indicated that they intend to vote all shares owned by them “FOR” the approval of the New Charter.

Principal Stockholders’ Transfer Restrictions

The Principal Stockholders have agreed that, for a period of 180 days following the completion of the Recapitalization, they will not, directly or indirectly, register, or participate in a registered sale of, shares of Class A Common Stock or Class B Common Stock. The foregoing restrictions will not apply to: (i) the registration and sale of shares pursuant to an underwritten public offering; (ii) resales of securities in accordance with any applicable exemption from the registration requirements of the Securities Act; (iii) transfers of securities or any security convertible into or exercisable or exchangeable for securities as a bona fide gift or gifts; (iv) transfers or distributions of securities or any security convertible into or exercisable or exchangeable for securities to affiliates of the Principal Stockholders; (v) transfers or dispositions by will or under the laws of descent; (vi) transfers or dispositions to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or settlement agreement; (vii) transfers to a distributee or transferee of securities or securities convertible into or exercisable or exchangeable for securities to a family member of the Principal Stockholders or their distributees or transferees or trusts created for the benefit of the Principal Stockholders or their distributees or transferees or family members or such family member’s distributees or transferees; or (viii) transfers pursuant to a pledge of shares of Company securities as security for money borrowed by the Principal Stockholders.

Surrender and Distribution of Stock Certificates

As soon as practicable after the effectiveness of the New Charter, the Company’s transfer agent will mail to each record holder of Class B Common Stock at the close of business on the Effective Date new certificates representing the Class A Common Stock and a letter of transmittal (the “Transmittal Letter”). New certificates representing Class B Common Stock and checks representing payment in lieu of fractional shares will be issued to the record holders of Existing Stock who deliver properly executed Transmittal Letters accompanied by their certificates representing shares of Existing Stock. Stockholders should surrender certificates representing Existing Stock only after they have received the Transmittal Letter, and then only in accordance with the instructions contained in the Transmittal Letter.

Although the Existing Stock certificates will no longer specify the correct designation of shares, the Existing Stock certificates shall, until surrendered as provided in the transmittal letter, represent the number of shares of Class B Common Stock to which such record holder is entitled. STOCKHOLDERS SHOULD NOT SEND ANY CERTIFICATES TO THE COMPANY WITH THE ENCLOSED PROXY.

Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners

The following table shows the number of shares of Existing Stock beneficially owned on the Record Date by each executive and each non-employee director. The table also shows any person known to the Company to be the beneficial owner of more than five percent of the Existing Stock as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, SARs, RSUs, warrants and other rights held by that person that are currently exercisable or become exercisable within 60 days following the Record Date, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the beneficial owner’s name.

As of the Record Date, Pamela M. Lopker and Karl F. Lopker held the following:           shares held jointly in the Lopker Living Trust,           shares held in trust for their children,           shares held in the Lopker Family 1997 Charitable Remainder Trust of which Pamela M. Lopker and Karl F. Lopker act as joint trustees, and           shares (to which Pamela M. Lopker and Karl F. Lopker disclaim beneficial ownership) held by the Lopker Family Foundation. Pamela M. Lopker and Karl F. Lopker are members of the Board of Directors of the Lopker Family Foundation and officers of the previously mentioned Charitable Trust. As of the Record Date, Ms. Lopker held           shares in an IRA account. As of          , Mr. Lopker held           shares in his name only and Ms. Lopker held           shares in her name only. The business address for Pamela M. Lopker and Karl F. Lopker is: c/o QAD Inc., 100 Innovation Place, Santa Barbara, California, 93108.

The holdings for Roumell Asset Management, LLC (“Roumell”) are based on a Form 13F-HR filed with the SEC on May 14, 2010 showing shares owned as of March 31, 2010. The address for Roumell is 2 Wisconsin Circle, Suite 660, Chevy Chase, Maryland 20815.

		Options/SARs/RSUs	Beneficially	Percentage
		Vesting	Owned	of
Beneficial Owner	Shares Owned	Within 60 Days	Shares	Outstanding

Pamela M. and Karl F. Lopker				%
Scott J. Adelson				%
Terence R. Cunningham				%
Thomas J. O’Malia				%
Lee D. Roberts				%
Peter R. van Cuylenburg				%
Daniel Lender				%
Gordon Fleming				%
Kara Bellamy				%
All Executive Officers and Directors as a Group				%
Roumell Asset Management LLC				%

Expenses

The costs of evaluating the potential Recapitalization and various alternatives thereto and of structuring and implementing the Recapitalization (including financial advisor fees, legal fees, accountants’ fees, transfer agent’s fees, Nasdaq fees, and printing and mailing costs) are expected to be approximately $     . These costs are charged against the Company’s pre-tax earnings in the fiscal quarter in which they are incurred.

Other Changes Made in the Amendments

In connection with the approval of the New Charter, certain provisions of the Charter which are no longer relevant or necessary are being deleted. Such other changes are not material to the Company’s stockholders.

Financial Information

The Company has furnished its financial statements to stockholders in its 2010 Annual Report, which was mailed to stockholders on May 19, 2010. In addition, the Company will promptly provide without charge to any stockholder, on the request of such stockholder, an additional copy of the 2010 Annual Report or publicly available quarterly reports. Requests for such copies should be directed in writing to Daniel Lender, Secretary, QAD Inc., 100 Innovation Place, Santa Barbara, California, 93108, or by telephone to Daniel Lender, Secretary, (805) 566-6000. The Company believes that its stockholders can exercise prudent judgment with respect to the decision whether to vote for the approval of the New Charter without reference to other financial statements of the Company.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

QAD INC.

QAD Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify that:

I. The present name of the corporation is QAD Inc., a Delaware corporation (the “Corporation”). The original name of the Corporation was QAD Inc. and the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on May 15, 1997.

II. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation (as heretofore amended). The Certificate of Incorporation of this Corporation shall be amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation is QAD Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (hereinafter referred to as the “GCL”).

ARTICLE IV

Section 1. Authorized Shares

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eighty million (80,000,000) shares, consisting of (i) seventy-one million (71,000,000) shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); (ii) four million (4,000,000) shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”); and (iii) five million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Upon this Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the GCL (the “Effective Time”), and without any further action on the part of the Corporation or its stockholders, each whole share of the Corporation’s common stock, $0.001 par value per share, issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (the “Old Common Stock”), shall automatically be reclassified, changed and converted into 0.10 fully paid and non-assessable shares of Class B Common Stock, and certificates previously representing shares of Old Common Stock shall represent the appropriate number of whole shares of Class B Common Stock, into which such Old Common Stock shall have been reclassified, changed and converted pursuant to this Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing, no fractional shares of Class B Common Stock shall be issued, and any stockholder who would otherwise be entitled to receive a fraction of a share of Class B Common Stock shall, in lieu of receiving such fractional share, be entitled to receive a cash payment equal to such fraction multiplied by the fair value of a share of Class B Common Stock as of the Effective Time, as determined in good faith by the Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors”).

Section 2. Designations, Powers and Preferences

A.	Preferred Stock.

The Board of Directors is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

(i) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(ii) whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(iii) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

(vi) the voting powers, if any, and whether such voting powers are full or limited in such series;

(vii) the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

(viii) the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(ix) any other relative rights, preferences and limitations of that series.

B.	Common Stock.

The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Preferred Stock Designation relating thereto. The powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Amended and Restated Certificate of Incorporation.

(a) Voting.  Unless otherwise required by law or as expressly provided in this Amended and Restated Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to the stockholders at all meetings of the stockholders and with respect to any action by written consent in lieu of a meeting. Each record holder of Class A Common Stock shall be entitled to 1/20th of one vote for each share of Class A Common Stock standing in such person’s name on the stock transfer records of the Corporation in connection with the election of directors and all other actions submitted to a vote of stockholders at all meetings of the stockholders and with respect to any action by written consent in lieu of a meeting, and each record holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock standing in such person’s name on the stock transfer records of the Corporation in connection with the election of directors and all other actions submitted to a vote of stockholders at all meetings of the stockholders and with respect to any action by written consent in lieu of a meeting. In addition to any vote required by law or any other provision in this Amended and Restated Certificate of Incorporation, the affirmative vote or consent of the holders of a majority of the shares of Class A Common Stock, voting separately as a single class shall be required in order to amend this Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock or effect any reverse stock split that would have any adverse effect on the holders of the Class A Common Stock.

(b) Dividends and Other Distributions.

(i) The record holders of the Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors out of funds legally available therefor.

(ii) No dividend may be paid on one class of Common Stock unless a dividend is paid simultaneously on the other class of Common Stock, in accordance with this Section 2(B)(b).

(iii) If the Board of Directors determines to provide the record holders of one class of Common Stock the option to receive a dividend in cash or in capital stock of the Corporation, the same option must be simultaneously provided to the other class of Common Stock, subject to the requirement that the record holders of Class A Common Stock receive a greater amount of such dividend as provided in paragraph (iv) below.

(iv) Except as provided in paragraph (v) below, the amount of any dividend payable in cash or non-cash property of the Corporation (or any dividend pursuant to which the record holders of Common Stock have been granted the option to receive such dividend in the form of cash) with respect to a share of Class A Common Stock shall be equal to 120% of the amount of such dividend payable with respect to a share of Class B Common Stock, if and when declared by the Board of Directors out of funds legally available therefore; provided, however, any dividend payable in cash or non-cash property of the Corporation, if and when declared by the Board of Directors, for the purpose of either (A) distributing all or some portion of the proceeds received by the Corporation from any transaction determined by the Board of Directors to be a material transaction not in the ordinary course of business or (B) effecting a spin-off of a subsidiary of the Corporation, shall be paid ratably, on a per share basis, to all holders of Class A Common Stock and Class B Common Stock.

(v) Dividends payable on the Common Stock only in shares of capital stock of the Corporation (or rights to acquire capital stock of the Corporation) shall only be made as follows: (A) in shares of Class A Common Stock (or rights to acquire Class A Common Stock) to the record holders of Class A Common Stock and to the record holders of Class B Common Stock; (B) solely in connection with a proportionate dividend to effectuate a split of the Common Stock, in shares of Class A Common Stock to the record holders of Class A Common Stock and in shares of Class B Common Stock to the record holders of Class B Common Stock; or (C) in any other authorized class or series of capital stock (or rights to acquire any other authorized class or series of capital stock of the Corporation) to the record holders of Class A Common Stock and to the record holders of Class B Common Stock.

(vi) Whenever a dividend or distribution provided for in this Amended and Restated Certificate of Incorporation shall be payable in non-cash property or shares of capital stock of the Corporation, the value of such dividend or distribution shall be deemed to be the fair value of such non-cash property or capital stock of the Corporation, as determined in good faith by the Board of Directors.

(c) Convertibility.  Except as described below, neither the Class A Common Stock nor the Class B Common Stock shall be convertible into another class of Common Stock or any other security of the Corporation.

(i) All outstanding shares of Class A Common Stock may be converted into shares of Class B Common Stock on a share-for-share basis by resolution of the Board of Directors if, as a result of any statute, law, regulation, court order, legal process or rule or rule interpretation of a national securities exchange, either the Class A Common Stock or Class B Common Stock is, or both are, excluded from, or the Board of Directors determines that either the Class A Common Stock or Class B Common Stock is, or both are, subject to exclusion from, listing on the Nasdaq Global Select Market or, if such shares are listed on another national securities exchange, from trading on the principal national securities exchange on which such securities are traded. In making such determination, the Board of Directors may conclusively rely on any information or documentation available to it, including filings made with the Securities and Exchange Commission, any national securities exchange, stock market or any other governmental or regulatory agency or any written instrument purporting to be authentic.

(ii) In the event of any conversion of the Class A Common Stock pursuant to subsection (c)(i) above, certificates which formerly represented outstanding shares of Class A Common Stock will thereafter be deemed to represent a like number of shares of Class B Common Stock and all shares of Common Stock authorized by this Amended and Restated Certificate of Incorporation shall be deemed to be shares of Class B Common Stock.

(d) Mergers or Sales of Assets.  The holders of Class A Common Stock shall be entitled to receive an amount and form of consideration per share no less favorable than the per share consideration, if any, received by any holder of the Class B Common Stock in any merger, business combination or consolidation of the Corporation (whether or not the Corporation is the surviving entity) or any subsidiary of the Corporation, or any sale, lease or exchange of all or substantially all of the assets of the Corporation or any subsidiary of the Corporation (whether or not executed by way of a single transaction or a series of related transactions).

(e) Liquidation or Dissolution.  Upon the liquidation, dissolution or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall share ratably, on a per share basis, in the net assets of the Corporation available for distribution to the holders of Common Stock. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair value as determined by the Board of Directors in good faith.

(f) Repurchases.  The Corporation shall have the power to purchase, repurchase, exchange, redeem or otherwise acquire shares of either Class A Common Stock or Class B Common Stock out of funds legally available therefore at any time for such consideration as the Board of Directors determines in its business judgment, whether or not less consideration could be paid upon the purchase of the same number of shares of another class of Common Stock. Notwithstanding the foregoing, if at any time in the future the Corporation publicly announces an issuer self tender offer to concurrently purchase shares of both Class A Common Stock and Class B Common Stock, then the Corporation shall tender to purchase Class A Common Stock at a per share price and on terms no less favorable than the per share price and terms tendered for Class B Common Stock.

(g) Subdivision, Combination and Reclassification of Shares.  If the Corporation shall in any manner split or subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined. Other than with respect to a reclassification in connection with a split, subdivision or combination of shares of outstanding Common Stock as provided above, the holders of Class A Common Stock shall be entitled to be treated identically to the holders of Class B Common Stock on a per share basis in any reclassification or recapitalization of the Common Stock.

(h) No Preemptive Rights.  No holder of Class A Common Stock or Class B Common Stock shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of stock of any class or series of the Corporation or to any security of the Corporation convertible into such stock.

(i) Amendment.  In addition to any vote required by law or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting separately as a single class, shall be required in order to amend (i) any of the powers, preferences or special rights of the Class A Common Stock (whether by merger, consolidation or otherwise) or (ii) any of the powers, preferences or special rights of the Class B Common Stock (whether by merger, consolidation or otherwise) to the extent that such amendment would adversely affect the holders of the Class A Common Stock.

(j) Fractional Shares.  No fractional shares of Common Stock shall be issued in connection with any stock dividend, stock split, combination, reclassification or conversion of the Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of a share of Common Stock as determined in good faith by the Board of Directors.

ARTICLE V

A. In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(i) to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that any Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

(ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

B. The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

ARTICLE VI

A. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall not be less than 3 nor more than 9 and shall be fixed from time to time in the manner described in the Bylaws.

B. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

C. At each annual election of Directors, the Directors, other than those who may be elected by holders of shares of one or more outstanding series of Preferred Stock under circumstances as shall be provided by this Amended and Restated Certificate of Incorporation, shall hold office until the next annual election of Directors and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation or removal in accordance with this Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation.

D. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. For the purposes of this Amended and Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

E. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

F. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified.

ARTICLE VII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article VII shall adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE VIII

Except as may be expressly provided below in this Article VIII, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VIII; provided, however, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of law; and provided, further, that the affirmative vote of at least 66 2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with the provisions of Article V, Article VI or Article VIII of this Amended and Restated Certificate of Incorporation, unless such amendments or changes are approved by a majority of the directors of the Corporation not affiliated or associated with any person, other than Pamela M. Lopker or Karl F. Lopker, holding (or which has announced an intention to acquire) 20% or more of the voting power of the then outstanding Voting Stock, voting together as a single class.

* * *

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this     day of          , 2010.

QAD Inc.

Karl F. Lopker,
Chief Executive Officer